Exhibit 99.1

FOR IMMEDIATE RELEASE

Jamie Fulmer (864) 342-5633

jfulmer@advanceamerica.net

ADVANCE AMERICA STOCKHOLDERS

APPROVE ACQUISITION BY GRUPO ELEKTRA

SPARTANBURG, SC — April 20, 2012 — Advance America, Cash Advance Centers, Inc. (NYSE: AEA) (the “Company”) announced that at a special meeting of stockholders held earlier today, the Company’s stockholders voted to approve the previously announced merger agreement and merger with an indirect subsidiary of Grupo Elektra S.A. de C.V. (“Grupo Elektra”).  Under the terms of the merger agreement, an indirect subsidiary of Grupo Elektra will acquire all of the outstanding shares of common stock of the Company for $10.50 per share in cash.

The merger was approved by holders of 47,720,833 shares of the Company’s outstanding common stock, representing 99.7% of the shares voted on the transaction and 76.2% of the total shares entitled to vote.  124,166 shares of the Company’s common stock were voted against the merger.

Subject to the satisfaction of all closing conditions, the Company currently anticipates that the proposed merger will be consummated during the week of April 23, 2012.

About Advance America, Cash Advance Centers, Inc.

Founded in 1997, Advance America is the leading provider of non-bank cash advance services in the United States, with approximately 2,600 centers in 29 states. Advance America offers convenient, less-costly credit options to consumers whose needs are not met by traditional financial institutions. Advance America is a founding member of the Community Financial Services Association of America (CFSA), whose mission is to promote laws that provide substantive consumer protections and to encourage responsible industry practices. Please visit (www.advanceamerica.net) for more information.

Forward-Looking Statements and Information:

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide the Company’s current expectations, beliefs, or forecasts of future events.  These statements can be identified by the fact that they do not relate strictly to historical or current facts.  They use words such as “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “will,” “should,” “would,” “could,” “estimate,” “continue,” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance. You should read statements that contain these words carefully, because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other “forward-looking” information. Forward-looking statements involve substantial risks and uncertainties, which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.  Such differences may result from a variety of factors, including but not limited to: (i) the occurrence of any event or other circumstance that could lead to the termination of the Merger Agreement; (ii) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (iii) the effect of the announcement of the Merger on the Company’s operating results and business generally; and (iv) the need to obtain certain consents and approvals and satisfy certain conditions to closing the transactions. More information about the Company and other risks related to the Company are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission (the “SEC”).  The Company does not have any intention, and does not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this release, whether as a result of new information, future events, or otherwise.

Important Additional Information and Where to Find It

The SEC maintains a website that contains reports, proxy and information statements, and other information regarding the Company at www.sec.gov. In addition, any materials the Company files with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the documents filed with the SEC by Advance America may be obtained free of charge from Advance America’s website at www.advanceamerica.net.